FOR IMMEDIATE RELEASE
DATE: October 19, 2023

HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER 2023 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $18.2 million, or $0.51 per diluted share, for the third quarter of 2023 compared to $16.8 million, or $0.48 per diluted share, for the second quarter of 2023.
~~•~~Return on average equity increased to 8.80% for the third quarter of 2023 compared to 8.19% for the second quarter of 2023. Return on average tangible common equity(1) increased to 12.90% compared to 12.04% for the second quarter of 2023.
•Capital remains strong with a leverage ratio of 9.9% and a total capital ratio of 14.1% at September 30, 2023.
•Loans receivable increased $15.5 million in the third quarter of 2023.
•Nonaccrual loans declined to 0.07% of total loans receivable at September 30, 2023.
•Net interest margin was 3.47% for the third quarter of 2023 compared to 3.56% for the second quarter of 2023.
•Total deposits increased $39.6 million in the third quarter of 2023.
•Cost of total deposits was 0.83% for the third quarter of 2023 compared to 0.61% for the second quarter of 2023.
~~•~~Declared a regular cash dividend of $0.22 per share on October 18, 2023.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $18.2 million for the third quarter of 2023 compared to $16.8 million for the second quarter of 2023 and $21.0 million for the third quarter of 2022. Diluted earnings per share for the third quarter of 2023 were $0.51 compared to $0.48 for the second quarter of 2023 and $0.59 for the third quarter of 2022.

Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "We are pleased with our earnings for the third quarter, especially with the ongoing challenges in the current rate environment. We are maintaining a strong balance sheet with ample liquidity. The solid foundation of our core deposit franchise and credit culture continues to serve us well. We believe our steadfast focus on prudent risk management and expense management, coupled with strategic and measured growth, will provide sustainable long-term returns for our shareholders.
We are proud to report that Heritage Bank is partnering with Columbia Non-Profit Housing and Vancouver Housing Authority on the construction of a new 82-unit affordable housing project in Vancouver, Washington. The Bank is providing a $17.7 million construction loan as well as investing $21.4 million in equity. The project will serve seniors in the community, including seniors that were previously homeless, and provide them with stable housing. Heritage is proud to be a partner in bringing more affordable housing to Vancouver."

(1) See Non-GAAP Financial Measures section herein.

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(Dollars in thousands, except per share amounts)
Net income	$18,219	$16,846	$20,990
Pre-tax, pre-provision income(1)	$20,919	$21,780	$27,592
Diluted earnings per share	$0.51	$0.48	$0.59
Return on average assets(2)	1.00%	0.95%	1.13%
Pre-tax, pre-provision return on average assets(1)(2)	1.15%	1.22%	1.49%
Return on average common equity(2)	8.80%	8.19%	10.27%
Return on average tangible common equity(1)(2)	12.90%	12.04%	15.20%
Net interest margin(2)	3.47%	3.56%	3.57%
Cost of total deposits(2)	0.83%	0.61%	0.09%
Efficiency ratio	66.2%	65.5%	58.7%
Noninterest expense to average total assets(2)	2.25%	2.32%	2.11%
Total assets	$7,150,588	$7,115,410	$7,200,312
Loans receivable, net	$4,219,911	$4,204,936	$3,959,206
Total deposits	$5,635,187	$5,595,543	$6,237,735
Loan to deposit ratio(3)	75.7%	76.0%	64.1%
Book value per share	$23.31	$23.39	$22.13
Tangible book value per share(1)	$16.25	$16.34	$15.04
(1) See Non-GAAP Financial Measures section herein.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Cash and cash equivalents increased $112.1 million, or 103.5%, to $220.5 million at September 30, 2023 from $108.4 million at June 30, 2023 due primarily to a decrease in investment securities.
Total investment securities decreased $136.4 million, or 6.7%, to $1.89 billion at September 30, 2023 from $2.03 billion at June 30, 2023. Total investment securities available for sale decreased $129.0 million due primarily to maturities and prepayments of $85.4 million which included $40.8 million in securities called during the quarter, as well as $47.2 million in investment securities sold at a loss of $1.9 million. The decreases in investment securities available for sale were partially offset by purchases of $22.7 million.
The following table summarizes the Company's investment securities at the dates indicated:

	September 30, 2023			June 30, 2023			$ Change in Fair Value
	Amortized Cost	Net Unrealized Loss	Fair Value	Amortized Cost	Net Unrealized Loss	Fair Value
	(Dollars in thousands)
Investment securities available for sale:
U.S. government and agency securities	$23,533	$(3,109)	$20,424	$68,514	$(4,255)	$64,259	$(43,835)
Municipal securities	126,763	(19,958)	106,805	145,681	(15,666)	130,015	(23,210)
Residential CMO and MBS(1)	468,174	(66,993)	401,181	465,625	(54,653)	410,972	(9,791)
Commercial CMO and MBS(1)	651,713	(54,500)	597,213	698,833	(50,492)	648,341	(51,128)
Corporate obligations	4,000	(220)	3,780	4,000	(226)	3,774	6
Other asset-backed securities	18,317	(173)	18,144	19,491	(302)	19,189	(1,045)
Total	$1,292,500	$(144,953)	$1,147,547	$1,402,144	$(125,594)	$1,276,550	$(129,003)

	September 30, 2023			June 30, 2023			$ Change in Amortized Cost
	Amortized Cost	Net Unrecognized Loss	Fair Value	Amortized Cost	Net Unrecognized Loss	Fair Value
	(Dollars in thousands)
Investment securities held to maturity:
U.S. government and agency securities	$151,040	$(35,221)	$115,819	$151,005	$(30,245)	$120,760	$35
Residential CMO and MBS(1)	273,609	(27,445)	246,164	280,032	(17,219)	262,813	(6,423)
Commercial CMO and MBS(1)	322,196	(47,922)	274,274	323,239	(42,002)	281,237	(1,043)
Total	$746,845	$(110,588)	$636,257	$754,276	$(89,466)	$664,810	$(7,431)

Total investment securities	$2,039,345	$(255,541)	$1,783,804	$2,156,420	$(215,060)	$1,941,360
(1) U.S. government agency and government-sponsored enterprise mortgage-backed securities and collateralized mortgage obligations.

Loans receivable increased $15.5 million, or 0.4%, to $4.27 billion at September 30, 2023 from $4.25 billion at June 30, 2023. New loans funded in the third quarter of 2023 and second quarter of 2023 were $98.5 million and $133.6 million, respectively. Loan prepayments increased slightly during the third quarter of 2023 to $60.6 million, compared to $52.3 million during the second quarter of 2023.
Non-owner occupied CRE loans increased by $45.6 million, or 2.8%, during the third quarter of 2023 due to new loan originations and advances on existing loans offset partially by loan repayments. Commercial and industrial loans decreased $17.3 million, or 2.4%, due primarily to loan repayments of $17.0 million during the third quarter of 2023.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	September 30, 2023		June 30, 2023		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$691,318	16.2%	$708,588	16.7%	$(17,270)	(2.4)%
Owner-occupied commercial real estate ("CRE")	953,779	22.4	958,912	22.6	(5,133)	(0.5)
Non-owner occupied CRE	1,690,099	39.5	1,644,490	38.6	45,609	2.8
Total commercial business	3,335,196	78.1	3,311,990	77.9	23,206	0.7
Residential real estate	377,448	8.8	375,659	8.8	1,789	0.5
Real estate construction and land development:
Residential	70,804	1.7	78,660	1.9	(7,856)	(10.0)
Commercial and multifamily	310,024	7.3	307,041	7.2	2,983	1.0
Total real estate construction and land development	380,828	9.0	385,701	9.1	(4,873)	(1.3)
Consumer	173,386	4.1	177,994	4.2	(4,608)	(2.6)
Loans receivable	4,266,858	100.0%	4,251,344	100.0%	15,514	0.4
Allowance for credit losses on loans	(46,947)		(46,408)		(539)	1.2
Loans receivable, net	$4,219,911		$4,204,936		$14,975	0.4%

Total deposits increased $39.6 million, or 0.7%, to $5.64 billion at September 30, 2023 from $5.60 billion at June 30, 2023. Certificates of deposit increased $187.4 million, or 42.5%, from June 30, 2023 primarily due to transfers from non-maturity deposit accounts as customers moved balances to higher yielding accounts. Brokered deposits, which are included in certificates of deposit, increased $62.8 million to $107.5 million at September 30, 2023 from $44.7 million at June 30, 2023. During the third quarter of 2023, $14.7 million in deposits were sold as part of the sale of the Ellensburg branch, which included $13.6 million of non-maturity deposits.

The following table summarizes the Company's total deposits at the dates indicated:

	September 30, 2023		June 30, 2023		Change
	Balance	% of Total	Balance (1)	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,789,293	31.7%	$1,857,492	33.2%	$(68,199)	(3.7)%
Interest bearing demand deposits	1,630,007	28.9	1,618,539	28.9	11,468	0.7
Money market accounts	1,081,253	19.2	1,143,284	20.4	(62,031)	(5.4)
Savings accounts	506,028	9.0	535,065	9.6	(29,037)	(5.4)
Total non-maturity deposits	5,006,581	88.8	5,154,380	92.1	(147,799)	(2.9)
Certificates of deposit	628,606	11.2	441,163	7.9	187,443	42.5
Total deposits	$5,635,187	100.0%	$5,595,543	100.0%	$39,644	0.7%
(1) Deposit balances include deposits held for sale of $15.9 million at June 30, 2023.

Total borrowings were $450.0 million at September 30, 2023 and June 30, 2023. All borrowings were to the Federal Reserve Bank ("FRB") Bank Term Funding Program (“BTFP”). The BTFP offers loans of up to one year in length to institutions pledging eligible investment securities. The advance rate on the collateral is at par value.
Total stockholders' equity decreased $6.2 million, or 0.8%, to $813.5 million at September 30, 2023 compared to $819.7 million at June 30, 2023 due primarily to an increase of $15.2 million in accumulated other comprehensive loss as a result of declining fair values of investment securities available for sale and $7.8 million in dividends paid offset partially by $18.2 million of net income recognized for the quarter.
The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”.
The following table summarizes capital ratios for the Company at the dates indicated:

	September 30, 2023	June 30, 2023	Change
Stockholders' equity to total assets	11.4%	11.5%	(0.1)%
Tangible common equity to tangible assets (1)	8.2	8.3	(0.1)
Common equity tier 1 capital ratio (2)	12.9	12.8	0.1
Leverage ratio (2)	9.9	9.9	—
Tier 1 capital ratio (2)	13.3	13.2	0.1
Total capital ratio (2)	14.1	14.1	—
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.10% at September 30, 2023 compared to 1.09% at June 30, 2023. During the third quarter of 2023, the Company recorded a $635,000 reversal of provision for credit losses on loans, compared to a $2.0 million provision for credit losses on loans during the second quarter of 2023. The reversal of the provision for credit losses on loans during the third quarter of 2023 was primarily driven by net recoveries for the quarter of $1.2 million.
During the third quarter of 2023, the Company recorded a $243,000 reversal of provision for credit losses on unfunded commitments compared to a $79,000 reversal of provision for credit losses on unfunded commitments during the second quarter of 2023. The increase in the reversal of provision for credit losses on unfunded commitments during the third quarter of 2023 was due primarily to an increase in loan utilization rates in commercial and industrial loans which reduced the unfunded exposure.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded, and the related (reversal of) provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2023			June 30, 2023				September 30, 2022
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded		Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$46,408	$1,777	$48,185	$44,469	$1,856		$46,325	$39,696	$997	$40,693
(Reversal of) provision for credit losses	(635)	(243)	(878)	1,988	(79)		1,909	1,919	26	1,945
Net recoveries (net charge-offs)	1,174	—	1,174	(49)	—	—	(49)	474	—	474
Balance, end of period	$46,947	$1,534	$48,481	$46,408	$1,777		$48,185	$42,089	$1,023	$43,112

Credit Quality
The percentage of classified loans to loans receivable increased slightly to 1.47% at September 30, 2023 compared to 1.38% at June 30, 2023. Classified loans include loans rated substandard or worse.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	September 30, 2023		June 30, 2023
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,132,053	96.8%	$4,108,068	96.6%
Special Mention	72,152	1.7	84,623	2.0
Substandard	62,653	1.5	58,653	1.4
Total	$4,266,858	100.0%	$4,251,344	100.0%

Nonaccrual loans to loans receivable was 0.07% and 0.11% at September 30, 2023 and June 30, 2023, respectively. Nonaccrual loans decreased primarily due to the payoff of an agricultural loan for $1.6 million which also included a recovery of $1.1 million recognized during the third quarter of 2023. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(In thousands)
Balance, beginning of period	$4,630	$4,815	$10,475
Additions	440	—	—
Net principal payments and transfers to accruing status	(81)	(185)	(4,016)
Payoffs	(1,924)	—	(225)
Balance, end of period	$3,065	$4,630	$6,234

Liquidity
Total liquidity sources available at September 30, 2023 were $2.72 billion. This includes internal as well as external sources of liquidity. The Company has access to FHLB advances, the FRB Discount Window and BTFP. The Company's available liquidity sources at September 30, 2023 represented a coverage ratio of 48.3% of total deposits and 131.9% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	September 30, 2023	June 30, 2023
	(Dollars in thousands)
FRB borrowing availability	$823,117	$859,730
FHLB borrowing availability(1)	1,202,172	1,216,990
Unencumbered investment securities available for sale(2)	779,871	872,109
Cash and cash equivalents	220,503	108,378
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total sources of liquidity	3,170,663	3,202,207
Less: Borrowings outstanding	(450,000)	(450,000)
Total available liquidity	$2,720,663	$2,752,207
(1) Includes FHLB total borrowing availability of $1.20 billion at September 30, 2023 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.10 billion.
(2) Investment securities available for sale at fair value.

Net Interest Income and Net Interest Margin
Net interest income decreased $206,000, or 0.4%, during the third quarter of 2023 compared to the second quarter of 2023 due primarily to an increase of $3.6 million in interest expense partially offset by a $3.4 million increase in interest income. Net interest margin decreased nine basis points to 3.47% during the third quarter of 2023 from 3.56% during the second quarter of 2023. The cost of interest bearing deposits increased 31 basis points to 1.23% for the third quarter of 2023 as compared to 0.92% for the second quarter of 2023. This increase was primarily due to customers transferring balances from non-maturity deposits to higher rate certificates of deposit and secondarily to an increase in brokered deposits. The yield on interest earning assets increased 12 basis points to 4.58% for the third quarter of 2023 as compared to 4.46% for the second quarter of 2023. The yield on loans receivable, net increased 11 basis points to 5.30% during the third quarter of 2023 as compared to 5.19% during the second quarter of 2023 due to higher rates on new and renewed loans. The yield on interest earning deposits increased 32 basis points to 5.42% during the third quarter of 2023 as compared to 5.10% during the second quarter of 2023 due to an increase in market rates.
Net interest income decreased $3.7 million, or 6.2%, during the third quarter of 2023 compared to the third quarter of 2022 and the net interest margin decreased ten basis points from 3.57% during this same period. The decrease was due primarily to an increase in interest expense due to an increase in deposit rates and borrowing expense partially offset by an increase in yields earned on interest earning assets following increases in market interest rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,201,554	$56,119	5.30%	$4,145,556	$53,623	5.19%	$3,859,839	$43,847	4.51%
Taxable securities	1,931,649	14,590	3.00	1,989,297	14,774	2.98	1,868,900	12,362	2.62
Nontaxable securities (3)	60,654	448	2.93	71,803	520	2.90	133,022	892	2.66
Interest earning deposits	169,186	2,310	5.42	90,754	1,154	5.10	730,600	4,009	2.18
Total interest earning assets	6,363,043	73,467	4.58%	6,297,410	70,071	4.46%	6,592,361	61,110	3.68%
Noninterest earning assets	849,689			845,455			775,375
Total assets	$7,212,732			$7,142,865			$7,367,736
Interest Bearing Liabilities:
Certificates of deposit	$553,015	$4,585	3.29%	$421,451	$2,483	2.36%	$297,786	$290	0.39%
Savings accounts	523,882	172	0.13	551,201	157	0.11	654,697	99	0.06
Interest bearing demand and money market accounts	2,764,251	7,120	1.02	2,782,353	5,967	0.86	3,065,007	1,089	0.14
Total interest bearing deposits	3,841,148	11,877	1.23	3,755,005	8,607	0.92	4,017,490	1,478	0.15
Junior subordinated debentures	21,649	540	9.90	21,577	499	9.28	21,356	312	5.80

	Quarter Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Securities sold under agreement to repurchase	31,729	38	0.48	39,755	63	0.64	42,959	34	0.31
Borrowings	451,032	5,394	4.74	417,896	5,078	4.87	—	—	—
Total interest bearing liabilities	4,345,558	17,849	1.63%	4,234,233	14,247	1.35%	4,081,805	1,824	0.18%
Noninterest demand deposits	1,859,374			1,900,640			2,356,688
Other noninterest bearing liabilities	186,306			183,250			118,191
Stockholders’ equity	821,494			824,742			811,052
Total liabilities and stockholders’ equity	$7,212,732			$7,142,865			$7,367,736
Net interest income and spread		$55,618	2.95%		$55,824	3.11%		$59,286	3.50%
Net interest margin			3.47%			3.56%			3.57%
(1)Annualized; average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $940,000, $726,000 and $857,000 for the third quarter of 2023, second quarter of 2023 and third quarter of 2022, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased during the third quarter of 2023 from the second quarter of 2023 and the same period in 2022 due primarily to a $1.9 million loss on sale of investment securities available for sale partially offset by a $610,000 gain on sale of the Ellensburg branch and related deposits which is included in other income.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2023	June 30, 2023	September 30, 2022	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,856	$2,682	$2,688	$174	6.5%	$168	6.3%
Card revenue	2,273	2,123	2,365	150	7.1	(92)	(3.9)
Loss on sale of investment securities	(1,940)	—	—	(1,940)	(100.0)	(1,940)	(100.0)
Gain on sale of loans, net	157	101	133	56	55.4	24	18.0
Interest rate swap fees	62	115	78	(53)	(46.1)	(16)	(20.5)
Bank owned life insurance income	734	837	723	(103)	(12.3)	11	1.5
Gain on sale of other assets, net	—	—	265	—	—	(265)	(100.0)
Other income	2,129	1,423	1,201	706	49.6	928	77.3
Total noninterest income	$6,271	$7,281	$7,453	$(1,010)	(13.9)%	$(1,182)	(15.9)%

Noninterest Expense
Noninterest expense decreased $355,000, or 0.9%, during the third quarter of 2023 from the second quarter of 2023. Compensation and employee benefits increased $227,000 as one-time adjustments to reduce incentive accruals were made during the second quarter of 2023. Professional services decreased due a decrease in contracted services during the third quarter of 2023. Other expense decreased primarily due to a decrease in customer account loss expense as compared to the second quarter of 2023.
Noninterest expense increased $1.8 million, or 4.7%, during the third quarter of 2023 compared to the same period in 2022 due primarily to an $802,000 increase in compensation and employee benefits resulting from an increase in the number of full-time equivalent employees including the addition of commercial and relationship banking teams in 2023 and an increase in salaries and wages due to upward market pressure. Occupancy and equipment expense increased due to the expansion into Eugene, Oregon and Boise, Idaho. Data processing costs increased due primarily to the expansion of digital services including the addition of the ability to open accounts online. Federal deposit insurance premiums increased due to the increase in the assessment rate starting in January 2023.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2023	June 30, 2023	September 30, 2022	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$25,008	$24,781	$24,206	$227	0.9%	$802	3.3%
Occupancy and equipment	4,814	4,666	4,422	148	3.2	392	8.9
Data processing	4,366	4,500	4,185	(134)	(3.0)	181	4.3
Marketing	389	441	358	(52)	(11.8)	31	8.7
Professional services	582	751	639	(169)	(22.5)	(57)	(8.9)
State/municipal business and use taxes	1,088	1,054	963	34	3.2	125	13.0
Federal deposit insurance premium	818	797	500	21	2.6	318	63.6
Amortization of intangible assets	595	623	671	(28)	(4.5)	(76)	(11.3)
Other expense	3,310	3,712	3,203	(402)	(10.8)	107	3.3
Total noninterest expense	$40,970	$41,325	$39,147	$(355)	(0.9)%	$1,823	4.7%

Income Tax Expense
Income tax expense increased during the third quarter of 2023 compared to the second quarter of 2023 due primarily to an increase in income before income taxes.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	September 30, 2023	June 30, 2023	September 30, 2022	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$21,797	$19,871	$25,647	$1,926	$(3,850)
Income tax expense	$3,578	$3,025	$4,657	$553	$(1,079)
Effective income tax rate	16.4%	15.2%	18.2%	1.2%	(1.8)%

Dividends
On October 18, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share. The dividend is payable on November 15, 2023 to shareholders of record as of the close of business on November 1, 2023.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, October 19, 2023 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 934719 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through October 26, 2023 by dialing (866) 813-9403 -- access code 930230.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 50 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: changes in general economic conditions nationally or in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth; changes in the interest rate environment, including the recent increases in the Board of Governors of the Federal Reserve System (the “Federal Reserve”) benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of continuing inflation and the current and future monetary policies of the Federal Reserve in response thereto; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; the effects of any federal government shutdown; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including changes in banking, securities and tax law, in regulatory policies and principles, or the interpretation of regulatory capital or other rules; credit and interest rate risks associated with the Company’s businesses, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	September 30, 2023	June 30, 2023	December 31, 2022
Assets
Cash on hand and in banks	$61,568	$73,464	$74,295
Interest earning deposits	158,935	34,914	29,295
Cash and cash equivalents	220,503	108,378	103,590
Investment securities available for sale, at fair value (amortized cost of $1,292,500, $1,402,144, and $1,460,033, respectively)	1,147,547	1,276,550	1,331,443
Investment securities held to maturity, at amortized cost (fair value of $636,257, $664,810, and $673,434, respectively)	746,845	754,276	766,396
Total investment securities	1,894,392	2,030,826	2,097,839
Loans held for sale	263	752	—
Loans receivable	4,266,858	4,251,344	4,050,858
Allowance for credit losses on loans	(46,947)	(46,408)	(42,986)
Loans receivable, net	4,219,911	4,204,936	4,007,872
Premises and equipment, net	76,436	79,401	76,930
Federal Home Loan Bank stock, at cost	8,373	8,373	8,916
Bank owned life insurance	123,639	122,905	122,059
Accrued interest receivable	18,794	18,969	18,547
Prepaid expenses and other assets	341,952	293,950	296,181
Other intangible assets, net	5,386	5,981	7,227
Goodwill	240,939	240,939	240,939
Total assets	$7,150,588	$7,115,410	$6,980,100

Liabilities and Stockholders' Equity
Deposits	$5,635,187	$5,579,657	$5,907,420
Deposits held for sale	—	15,886	17,420
Total deposits	5,635,187	5,595,543	5,924,840
Borrowings	450,000	450,000	—
Junior subordinated debentures	21,692	21,619	21,473
Securities sold under agreement to repurchase	23,158	38,215	46,597
Accrued expenses and other liabilities	207,005	190,300	189,297
Total liabilities	6,337,042	6,295,677	6,182,207

Common stock	548,652	550,103	552,397
Retained earnings	377,522	367,085	345,346
Accumulated other comprehensive loss, net	(112,628)	(97,455)	(99,850)
Total stockholders' equity	813,546	819,733	797,893
Total liabilities and stockholders' equity	$7,150,588	$7,115,410	$6,980,100

Shares outstanding	34,901,076	35,047,800	35,106,697

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest Income
Interest and fees on loans	$56,119	$53,623	$43,847	$160,192	$125,762
Taxable interest on investment securities	14,590	14,774	12,362	44,021	25,972
Nontaxable interest on investment securities	448	520	892	1,554	2,645
Interest on interest earning deposits	2,310	1,154	4,009	4,436	7,057
Total interest income	73,467	70,071	61,110	210,203	161,436
Interest Expense
Deposits	11,877	8,607	1,478	25,012	4,315
Junior subordinated debentures	540	499	312	1,521	745
Securities sold under agreement to repurchase	38	63	34	148	98
Borrowings	5,394	5,078	—	12,238	—
Total interest expense	17,849	14,247	1,824	38,919	5,158
Net interest income	55,618	55,824	59,286	171,284	156,278
(Reversal of) provision for credit losses	(878)	1,909	1,945	2,856	(2,836)
Net interest income after (reversal of) provision for credit losses	56,496	53,915	57,341	168,428	159,114
Noninterest Income
Service charges and other fees	2,856	2,682	2,688	8,162	7,739
Card revenue	2,273	2,123	2,365	6,396	6,774
Loss on sale of investment securities, net	(1,940)	—	—	(2,226)	—
Gain on sale of loans, net	157	101	133	307	593
Interest rate swap fees	62	115	78	230	383
Bank owned life insurance income	734	837	723	2,280	3,182
Gain on sale of other assets, net	—	—	265	2	469
Other income	2,129	1,423	1,201	6,659	3,867
Total noninterest income	6,271	7,281	7,453	21,810	23,007
Noninterest Expense
Compensation and employee benefits	25,008	24,781	24,206	75,325	67,236
Occupancy and equipment	4,814	4,666	4,422	14,372	12,924
Data processing	4,366	4,500	4,185	13,208	12,431
Marketing	389	441	358	1,232	968
Professional services	582	751	639	1,961	1,867
State/municipal business and use taxes	1,088	1,054	963	3,150	2,626
Federal deposit insurance premium	818	797	500	2,465	1,525
Amortization of intangible assets	595	623	671	1,841	2,079
Other expense	3,310	3,712	3,203	10,346	8,918
Total noninterest expense	40,970	41,325	39,147	123,900	110,574
Income before income taxes	21,797	19,871	25,647	66,338	71,547
Income tax expense	3,578	3,025	4,657	10,816	12,216
Net income	$18,219	$16,846	$20,990	$55,522	$59,331

	Quarter Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Basic earnings per share	$0.52	$0.48	$0.60	$1.58	$1.69
Diluted earnings per share	$0.51	$0.48	$0.59	$1.57	$1.67
Dividends declared per share	$0.22	$0.22	$0.21	$0.66	$0.63
Average shares outstanding - basic	35,022,676	35,058,155	35,103,984	35,062,760	35,103,048
Average shares outstanding - diluted	35,115,165	35,126,590	35,468,890	35,305,456	35,438,672

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Allowance for Credit Losses on Loans:
Balance, beginning of period	$46,408	$44,469	$39,696	$42,986	$42,361
Provision for (reversal of) credit losses on loans	(635)	1,988	1,919	3,066	(1,252)
Charge-offs:
Commercial business	(15)	—	—	(176)	(316)
Residential real estate	—	—	—	—	(30)
Consumer	(123)	(144)	(138)	(420)	(396)
Total charge-offs	(138)	(144)	(138)	(596)	(742)
Recoveries:
Commercial business	1,253	38	455	1,342	876
Residential real estate	—	—	—	—	3
Real estate construction and land development	—	—	107	—	174
Consumer	59	57	50	149	669
Total recoveries	1,312	95	612	1,491	1,722
Net recoveries / (charge-offs)	1,174	(49)	474	895	980
Balance, end of period	$46,947	$46,408	$42,089	$46,947	$42,089
Net (recoveries) charge-offs on loans to average loans receivable, net(1)	(0.11)%	—%	(0.05)%	(0.03)%	(0.03)%
(1) Annualized.

	September 30, 2023	June 30, 2023	December 31, 2022
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$3,065	$4,630	$5,869
Real estate construction and land development	—	—	37
Total nonaccrual loans	3,065	4,630	5,906
Other real estate owned	—	—	—
Accruing loans past due 90 days or more	2,158	2,274	1,615
Nonperforming assets	$5,223	$6,904	$7,521

ACL on loans to:
Loans receivable	1.10%	1.09%	1.06%
Nonaccrual loans	1,531.71%	1,002.33%	727.84%
Nonaccrual loans to loans receivable	0.07%	0.11%	0.15%
Nonperforming loans to loans receivable	0.12%	0.16%	0.19%
Nonperforming assets to total assets	0.07%	0.10%	0.11%

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Nine Months Ended September 30,
	2023			2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net(2)(3)	$4,129,429	$160,192	5.19%	$3,815,387	$125,762	4.41%
Taxable securities	1,975,818	44,021	2.98	1,532,450	25,972	2.27
Nontaxable securities(3)	71,702	1,554	2.90	138,904	2,645	2.55
Interest earning deposits	114,753	4,436	5.17	1,146,183	7,057	0.82
Total interest earning assets	6,291,702	210,203	4.47%	6,632,924	161,436	3.25%
Noninterest earning assets	848,035			762,877
Total assets	$7,139,737			$7,395,801
Interest Bearing Liabilities:
Certificates of deposit	$442,301	$8,292	2.51%	$318,547	$952	0.40%
Savings accounts	558,467	471	0.11	651,292	274	0.06
Interest bearing demand and money market accounts	2,791,695	16,249	0.78	3,066,229	3,089	0.13
Total interest bearing deposits	3,792,463	25,012	0.88	4,036,068	4,315	0.14
Junior subordinated debentures	21,576	1,521	9.43	21,286	745	4.68
Securities sold under agreement to repurchase	38,187	148	0.52	47,057	98	0.28
Borrowings	339,296	12,238	4.82%	—	—	—%
Total interest bearing liabilities	4,191,522	38,919	1.24%	4,104,411	5,158	0.17%
Noninterest demand deposits	1,942,134			2,355,285
Other noninterest bearing liabilities	186,469			113,534
Stockholders’ equity	819,612			822,571
Total liabilities and stockholders’ equity	$7,139,737			$7,395,801
Net interest income and spread		$171,284	3.23%		$156,278	3.08%
Net interest margin			3.64%			3.15%
(1)Average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $2.4 million and $6.7 million for the nine months ended September 30, 2023 and 2022, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Earnings:
Net interest income	$55,618	$55,824	$59,842	$63,107	$59,286
(Reversal of) provision for credit losses	(878)	1,909	1,825	1,410	1,945
Noninterest income	6,271	7,281	8,258	6,584	7,453
Noninterest expense	40,970	41,325	41,605	40,392	39,147
Net income	18,219	16,846	20,457	22,544	20,990
Pre-tax, pre-provision net income (3)	20,919	21,780	26,495	29,299	27,592
Basic earnings per share	$0.52	$0.48	$0.58	$0.64	$0.60
Diluted earnings per share	$0.51	$0.48	$0.58	$0.64	$0.59
Average Balances:
Loans receivable, net (1)	$4,201,554	$4,145,556	$4,039,395	$3,963,042	$3,859,839
Total investment securities	1,992,303	2,061,100	2,090,232	2,106,608	2,001,922
Total interest earning assets	6,363,043	6,297,410	6,213,003	6,292,188	6,592,361
Total assets	7,212,732	7,142,865	7,061,959	7,100,844	7,367,736
Total interest bearing deposits	3,841,148	3,755,005	3,780,570	3,878,325	4,017,490
Total noninterest demand deposits	1,859,374	1,900,640	2,068,688	2,239,806	2,356,688
Stockholders' equity	821,494	824,742	812,500	780,401	811,052
Financial Ratios:
Return on average assets (2)	1.00%	0.95%	1.17%	1.26%	1.13%
Pre-tax, pre-provision return on average assets (2)(3)	1.15	1.22	1.52	1.64	1.49
Return on average common equity (2)	8.80	8.19	10.21	11.46	10.27
Return on average tangible common equity (2) (3)	12.90	12.04	15.05	17.21	15.20
Efficiency ratio	66.2	65.5	61.1	58.0	58.7
Noninterest expense to average total assets (2)	2.25	2.32	2.39	2.26	2.11
Net interest spread (2)	2.95	3.11	3.66	3.87	3.50
Net interest margin (2)	3.47	3.56	3.91	3.98	3.57
(1) Average loans receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Select Balance Sheet:
Total assets	$7,150,588	$7,115,410	$7,236,806	$6,980,100	$7,200,312
Loans receivable, net	4,219,911	4,204,936	4,083,003	4,007,872	3,959,206
Total investment securities	1,894,392	2,030,826	2,078,235	2,097,839	2,129,461
Deposits	5,635,187	5,595,543	5,789,022	5,924,840	6,237,735
Noninterest demand deposits	1,789,293	1,857,492	1,982,909	2,099,464	2,308,583
Stockholders' equity	813,546	819,733	826,082	797,893	776,702
Financial Measures:
Book value per share	$23.31	$23.39	$23.53	$22.73	$22.13
Tangible book value per share (1)	16.25	16.34	16.48	15.66	15.04
Stockholders' equity to total assets	11.4%	11.5%	11.4%	11.4%	10.8%
Tangible common equity to tangible assets (1)	8.2	8.3	8.3	8.2	7.6
Loans to deposits ratio	75.7	76.0	71.3	68.4	64.1
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.9%	12.8%	12.9%	12.8%	12.8%
Leverage ratio	9.9	9.9	9.9	9.7	9.2
Tier 1 capital ratio	13.3	13.2	13.3	13.2	13.3
Total capital ratio	14.1	14.1	14.1	14.0	14.0
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.10%	1.09%	1.08%	1.06%	1.05%
Nonperforming loans	1,531.7	1,002.3	923.6	727.8	675.2
Nonaccrual loans to loans receivable	0.07	0.11	0.12	0.15	0.16
Nonperforming loans to loans receivable	0.12	0.16	0.17	0.19	0.16
Nonperforming assets to total assets	0.07	0.10	0.10	0.11	0.09
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	(0.11)	—	0.02	(0.02)	(0.05)
Criticized Loans by Credit Quality Rating:
Special mention	$72,152	$84,623	$96,832	$69,449	$84,439
Substandard	62,653	58,653	48,824	65,765	66,376
Other Metrics:
Number of banking offices	50	51	51	50	50
Deposits per branch	$112,704	$109,717	$113,510	$118,497	$124,755
Average number of full-time equivalent employees	814	811	808	806	790
Average assets per full-time equivalent employee	8,861	8,807	8,740	8,810	9,326
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$813,546	$819,733	$826,082	$797,893	$776,702
Exclude intangible assets	(246,325)	(246,920)	(247,543)	(248,166)	(248,837)
Tangible common equity (non-GAAP)	$567,221	$572,813	$578,539	$549,727	$527,865

Total assets (GAAP)	$7,150,588	$7,115,410	$7,236,806	$6,980,100	$7,200,312
Exclude intangible assets	(246,325)	(246,920)	(247,543)	(248,166)	(248,837)
Tangible assets (non-GAAP)	$6,904,263	$6,868,490	$6,989,263	$6,731,934	$6,951,475

Stockholders' equity to total assets (GAAP)	11.4%	11.5%	11.4%	11.4%	10.8%
Tangible common equity to tangible assets (non-GAAP)	8.2%	8.3%	8.3%	8.2%	7.6%

Shares outstanding	34,901,076	35,047,800	35,108,120	35,106,697	35,104,248

Book value per share (GAAP)	$23.31	$23.39	$23.53	$22.73	$22.13
Tangible book value per share (non-GAAP)	$16.25	$16.34	$16.48	$15.66	$15.04

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$18,219	$16,846	$20,457	$22,544	$20,990
Add amortization of intangible assets	595	623	623	671	671
Exclude tax effect of adjustment	(125)	(131)	(131)	(141)	(141)
Tangible net income (non-GAAP)	$18,689	$17,338	$20,949	$23,074	$21,520

Average stockholders' equity (GAAP)	$821,494	$824,742	$812,500	$780,401	$811,052
Exclude average intangible assets	(246,663)	(247,278)	(247,922)	(248,560)	(249,245)
Average tangible common stockholders' equity (non-GAAP)	$574,831	$577,464	$564,578	$531,841	$561,807

Return on average common equity, annualized (GAAP)	8.80%	8.19%	10.21%	11.46%	10.27%
Return on average tangible common equity, annualized (non-GAAP)	12.90%	12.04%	15.05%	17.21%	15.20%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$18,219	$16,846	$20,457	$22,544	$20,990
Add income tax expense	3,578	3,025	4,213	5,345	4,657
Add/(subtract) provision for (reversal of) credit losses	(878)	1,909	1,825	1,410	1,945
Pre-tax, pre-provision income (non-GAAP)	$20,919	$21,780	$26,495	$29,299	$27,592

Average total assets (GAAP)	$7,212,732	$7,142,865	$7,061,959	$7,100,844	$7,367,736

Return on average assets, annualized (GAAP)	1.00%	0.95%	1.17%	1.26%	1.13%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.15%	1.22%	1.52%	1.64%	1.49%